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                                                                     EXHIBIT 4.9


                                                                  DRAFT 12/13/96

                                DEPOSIT AGREEMENT
                           dated as of January , 1997

                                      among

                          BROOKS FIBER PROPERTIES, INC.
                             a Delaware corporation,

                          THE BOATMEN'S TRUST COMPANY,
                             a Missouri corporation,

                        AND THE HOLDERS FROM TIME TO TIME
                        OF THE RECEIPTS DESCRIBED HEREIN.


                  WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of Series D Conversion Preferred Stock, par value $0.01 per share (the "Stock"), of Brooks Fiber Properties, Inc. with the Depositary (as hereinafter defined) for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts (as hereinafter defined) by the Depositary evidencing Depositary Shares (as hereinafter defined) in respect of the Stock so deposited; and

                  WHEREAS, the Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions as hereinafter provided in this Deposit Agreement;

                  NOW, THEREFORE, in consideration of the premises contained herein and such other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  The following definitions shall for all purposes, unless otherwise indicated, apply to the respective capitalized terms used in this Deposit Agreement and the Receipts:

                  "Automatic Conversion" shall mean the automatic conversion of each outstanding share of Stock into shares of Common Stock on the Mandatory Conversion Date, as provided in the Certificate.

                  "Certificate" shall mean the Certificate of Designations filed with the Secretary of State of the State of Delaware establishing the Stock as a series of preferred stock of the Company, as it may be amended from time to time in accordance with its terms and with the Restated Certificate of Incorporation of the Company.



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                  "Common Stock" shall mean the Company's Common Stock, par
value $0.01 per share.

                  "Company" shall mean Brooks Fiber Properties, Inc., a Delaware corporation, and its successors.

                  "Deposit Agreement" shall mean this Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

                  "Depositary" shall mean The Boatmen's Trust Company, a Missouri corporation, and any successor Depositary hereunder.

                  "Depositary Shares" shall mean the $______ Depositary Shares, each representing a one-one hundredth (1/100) interest in a share of Stock and evidenced by a Receipt.

                  "Depositary's Agent" shall mean any agent appointed by the Depositary pursuant to Section 7.05.

                  "Depositary's Office" shall mean the principal office of the Depositary at which at any particular time its depositary business shall be administered.

                  "Mandatory Conversion Date" shall mean _____________, 2000.

                  "Receipt" shall mean one of the depositary receipts, whether in definitive or temporary form, issued hereunder by the Depositary, each representing any number of whole Depositary Shares. If the context so requires, the term "Receipt" shall be deemed to include the DTC Receipt (as defined in Section 2.01 hereof).

                  "Record Holder" or "Holder" with respect to a Receipt shall mean the individual, entity or person in whose name a Receipt is registered on the books of the Depositary or any register of any Registrar maintained for such purpose at a given time.

                  "Registrar" shall mean any bank or trust company that shall be appointed by the Depositary to register ownership and transfers of Receipts as herein provided and may include the Depositary.

                                   ARTICLE II

              BOOK-ENTRY FORM; FORM OF RECEIPTS; DEPOSIT OF STOCK; EXECUTION AND DELIVERY; TRANSFER AND SURRENDER OF RECEIPTS

                  SECTION 2.01. Book-Entry Form; Form and Transfer of Receipts. The Company and the Depositary shall make application to The Depository Trust Company ("DTC") for acceptance of all or a portion of the Receipts for its book-entry settlement system. The Company


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hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for DTC eligibility, including but not limited to, the FAST Balance Certificate Agreement between the Depositary and DTC (the "FAST Agreement"), a copy of which is attached as Exhibit B. So long as the Receipts are eligible for book-entry settlement with DTC, except as provided in Section 2.10 of this Deposit Agreement or unless otherwise required by law, all Depositary Shares to be traded on the Nasdaq National Market with book-entry settlement through DTC shall be represented by a single receipt (the "DTC Receipt") which shall be deposited with DTC (or its designee) evidencing all such Depositary Shares and registered in the name of the nominee of DTC (initially Cede & Co.). The Depositary or such other entity as is agreed to by DTC may hold the DTC Receipt as custodian for DTC. During any period in which any Depositary Shares are evidenced by the DTC Receipt, except as expressly provided in Section 2.10 of this Deposit Agreement, no person acquiring Depositary Shares traded on the Nasdaq National Market with book-entry settlement through DTC shall receive or be entitled to receive physical delivery of the Receipts evidencing such Depositary Shares. Ownership of beneficial interests in the DTC Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) DTC or its nominee for such DTC Receipt or (ii) institutions that have accounts with DTC.

                  If DTC subsequently ceases to make its book-entry settlement system available for the Receipts, the Company may instruct the Depositary regarding making other arrangements for book-entry settlement. In the event that the Receipts are not eligible for, or it is no longer necessary to have the Receipts available in, book-entry form, the Depositary shall provide written instructions to DTC to deliver to the Depositary for cancellation the DTC Receipt, and the Company shall instruct the Depositary (which instructions the Depositary undertakes to comply with) to deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form evidencing such Depositary Shares. Such definitive Receipts shall be in the form annexed hereto as Exhibit A with appropriate insertions, modifications and omissions, as hereafter provided.

                  The beneficial owners of Depositary Shares shall, except as stated above with respect to Depositary Shares in book-entry form represented by the DTC Receipt, be entitled to receive Receipts in physical, certificated form as herein provided.

                  The Receipts may be typewritten, in the case of the DTC Receipt, and otherwise shall, upon notice by the Company to the Depositary, be definitive Receipts which shall be engraved, printed or typewritten and shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. The DTC Receipt shall bear such legend or legends as may be required by DTC in order for it to accept the Depositary Shares for its book-entry settlement system. Pending the preparation of definitive Receipts, the Depositary, upon the written order of the Company delivered in compliance with Section 2.02, shall execute and deliver temporary Receipts, which shall be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the definitive Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the persons executing such Receipts may determine,



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as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Company and the Depositary will cause definitive Receipts to be prepared without unreasonable delay. After the preparation of definitive Receipts, the temporary Receipts shall be exchangeable for definitive Receipts upon surrender of the temporary Receipts at the Depositary's Office, without charge to the holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor definitive Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts registered in the name (and only the name) of the holder of the temporary Receipt. Such exchange shall be made at the Company's expense and without any charge therefor to the holder. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement, and with respect to the Stock, as definitive Receipts.

                  Receipts shall be executed by the Depositary by the manual signature of a duly authorized officer of the Depositary; provided, however, that such signature may be a facsimile if a Registrar for the Receipts (other than the Depositary) shall have been appointed and such Receipts are countersigned by manual signature of a duly authorized officer of the Registrar. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually by a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile signature of a duly authorized officer of the Depositary and countersigned manually by a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided. The manual or facsimile signatures of individuals who were at any time proper officers of the Depositary or the Registrar, as the case may be, shall constitute adequate signatures hereunder, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of Receipts bearing such signatures or did not hold such offices on the date of delivery of such Receipts.

                  Receipts shall be in denominations of any number of whole Depositary Shares.

                  Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary and approved by the Company or required to comply with any applicable law or regulation or with the rules and regulations of any securities exchange or other market on which the Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

                  Title to any Receipt (and to the Depositary Shares evidenced by such Receipt) that is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery of such Receipt with the same effect as if such Receipt were a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Registrar, on behalf of the Depositary, as provided in Section 2.03, the Depositary may, notwithstanding any notice to the contrary, treat the record holder as the absolute owner thereof for the purpose of determining the person entitled to distributions of dividends or other distributions with respect to the Stock, the exchange of Depositary Shares for Stock, the right to exchange


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Receipts pursuant to Section 2.10 or to any notice provided for in this Deposit
Agreement and for all other purposes.

                  The Depositary shall not lend any Stock deposited hereunder.

                  SECTION 2.02. Deposit of Stock; Execution and Delivery of Receipts in Respect Thereof. Subject to the terms and conditions of this Deposit Agreement, the Company or any other person authorized under the Underwriting Agreement, dated January , 1997, between the Company and the underwriters with respect to the Stock (the "Other Persons"), may from time to time deposit shares of Stock with the Depositary under this Deposit Agreement by delivery to the Depositary of a certificate or certificates representing the Stock to be deposited; provided, however, that, other than in the case of splits, combinations or other reclasssifications affecting the Stock, or in the case of dividends or other distributions of Stock, if any, there shall be deposited with the Depositary hereunder not more than 51,750 shares of Stock. Such certificate or certificates representing the Stock shall be properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form satisfactory to the Depositary, together with a written order of the Company directing the Depositary to execute and deliver to the person or persons named in such order a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited Stock.

                  All Stock deposited by the Company or the Other Persons, as the case may be, with the Depositary shall be held by the Depositary at the Depositary's Office or at such other place or places as the Depositary shall determine.

                  If required by the Depositary, Stock presented for deposit at any time (except for the initial deposit of Stock by the Company or the Other Persons and any subsequent deposit by the Company or the Other Persons of Stock acquired by such Other Persons pursuant to such Other Persons' overallotment option), whether or not the register of stockholders of the Company is closed, shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, that will provide for the prompt transfer to the Depositary or its nominee of any dividend or right to subscribe for additional Stock or to receive other property that any person in whose name the Stock is or has been registered may thereafter receive upon or in respect of such deposited Stock, or in lieu thereof such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

                  Upon receipt by the Depositary of a certificate or certificates representing Stock deposited with the Depositary by the Company or the Other Persons, as the case may be, in accordance with the provisions of this Section, together with the other documents required as above specified, and upon recordation of the Stock so deposited on the books of the Company in the name of the Depositary, the Depositary shall execute and deliver, to the person or persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.02, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares relating to the Stock so deposited. Such Receipt or Receipts shall be registered by the Depositary or the Registrar in such name or names as may be requested by the person or persons named in the written order of the Company delivered to the Depositary. The Depositary shall execute and deliver such Receipts


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at the Depositary's Office or such other offices, if any, as such person may designate. Delivery at other offices shall be at the risk and expense of the person requesting such delivery. In each case, delivery will be made only upon payment by the Company to the Depositary of all taxes and other governmental charges and any fees payable in connection with such deposit and the transfer of the deposited Stock. The DTC Receipt shall provide that it shall evidence the aggregate number of Depositary Shares from time to time indicated in the records of the Depositary and that the aggregate number of Depositary Shares evidenced thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary.

                  The Company shall deliver to the Depositary from time to time such quantities of blank Receipts as the Depositary may request to enable it to perform its obligations under this Deposit Agreement.

                  SECTION 2.03. Registration of Transfer of Receipt. Subject to the terms and conditions of this Deposit Agreement, the Registrar, on behalf of the Depositary, shall register on its books transfers of Receipts from time to time upon notice to the Registrar by the Depositary of the surrender of a Receipt for transfer by the holder in person or by duly authorized attorney, which Receipt in each case must be properly endorsed or accompanied by a properly executed instrument of transfer or endorsement together with evidence of the payment of any transfer taxes as may be required by law. Upon surrender of a properly endorsed Receipt or a Receipt accompanied by an instrument of transfer or endorsement, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts to or upon the order of the transferee named in the endorsement or instrument of transfer.

                  SECTION 2.04. Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of Stock. Upon surrender of a Receipt or Receipts at the Depositary's Office or at such other office as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, the Depositary shall execute and deliver a new Receipt or Receipts to the holder thereof or to such holder's order in the denomination requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered. The Depositary shall give prompt notice of such action and the certificate numbers to the Registrar for the purpose of recording such split-up or consolidation.

                  Any holder of at least one hundred (100) Depositary Shares may withdraw the number of whole shares of Stock underlying such Depositary Shares and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. If such holder's Depositary Shares are being held by DTC or its nominee pursuant to Section 2.01, such holder may request, in accordance with Section 2.10, withdrawal from the book-entry system of the number of Depositary Shares specified in the preceding sentence. Thereafter, without unreasonable delay, the Depositary shall deliver to such holder, or to the person or persons designated by such holder as hereinafter provided, the number of whole shares of Stock and all money and other property, if any, represented by the Receipt or Receipts so surrendered for withdrawal, but holders of such whole shares of Stock will not thereafter be entitled to deposit such Stock hereunder or to receive Depositary Shares therefor. If the Receipt or Receipts delivered by the holder to the



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Depositary in connection with such withdrawal shall evidence in the aggregate a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of Stock to be so withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of Stock and such money and other property, if any, to be so withdrawn, deliver to such holder, or (subject to Sections 2.02, 2.03 and 3.02) upon his order, a new Receipt evidencing such excess number of Depositary Shares. Delivery of the Stock and the money and other property being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

                  Stock delivered pursuant to the preceding paragraph may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or other market on which the Stock may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular shares of Stock are subject.

                  Subject to Section 2.10, if the Stock and the money and other property being withdrawn are to be delivered to a person or persons other than the record holder of the Receipt or Receipts being surrendered for withdrawal of Stock, such holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such holder for withdrawal of such shares of Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

                  Delivery of the Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the Depositary at the Depositary's Office, except that, at the request, risk and expense of the holder surrendering such Receipt or Receipts and for the account of the holder thereof, such delivery may be made at such other place as may be designated by such holder.

                  SECTION 2.05. Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary's Agents or the Company may require payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Company shall have made such payment, the reimbursement to it) of any taxes, charges or expenses payable by the holder of a Receipt pursuant to Sections 3.02 and 5.07, may require the production of evidence satisfactory to it as to the identity and genuineness of any signature and may also require compliance with the rules and regulations of any governmental body, any securities exchange or any applicable self-regulatory body, including, without limitation, the Securities Transfer Association, Inc. (the "STA"), the National Association of Securities Dealers, Inc. (the "NASD") or such procedures, if any, as the Depositary or the Company may establish consistent with the provisions of this Deposit Agreement.

                  The delivery of Receipts against Stock deposited with the Depositary may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer,


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surrender, exchange, split-up or combination of outstanding Receipts may be suspended and the deposit or withdrawal of Stock may be refused (i) during any period when the register of stockholders of the Company is closed or (ii) if any such action is deemed necessary by the Depositary, any of the Depositary's Agents or the Company at any time or from time to time because of any requirement of law or of any government, governmental body or commission, securities exchange or the NASD.

                  SECTION 2.06. Lost Receipts, etc. If any mutilated Receipt is surrendered to the Depositary, the Depositary shall execute and deliver in exchange therefor a new Receipt of like form and tenor in exchange and substitution for such mutilated Receipt. In case any Receipt shall be destroyed, lost or stolen, the Depositary shall execute and deliver a Receipt to the holder thereof of like form and tenor in exchange and substitution for such destroyed, lost or stolen Receipt, upon (i) the filing by the holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of such holder's ownership thereof and (ii) the holder's furnishing the Depositary with reasonable indemnification satisfactory to such Depositary and (iii) payment of any expenses, including fees, charges and expenses of the Depositary in connection with such execution and delivery (which may include the customary premium payable to its insurance carrier in connection therewith). Every new Receipt issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Receipt shall constitute an original additional contractual obligation under this Deposit Agreement, whether or not the mutilated, destroyed, lost or stolen Receipt shall be at any time enforceable by anyone.

                  SECTION 2.07. Cancellation and Destruction of Surrendered Receipts. All Receipts surrendered to the Depositary or any Depositary's Agent shall be cancelled by the Depositary. Except as prohibited by applicable law or regulation, the Depositary is authorized to destroy all Receipts so cancelled. Any Receipt evidenced in book-entry form shall be deemed cancelled when the Depositary has caused the amount of Depositary Shares evidenced by the DTC Receipt to be reduced in proportion to the number of Depositary Shares evidenced by the surrendered Receipt.

                  SECTION 2.08. Stock Purchase Plans. Upon receipt of instructions from the Company, the Depositary shall take such action as shall be reasonable to permit the record holders of the Depositary Shares to participate in any dividend reinvestment or other stock purchase plan sponsored by the Company that permits the participation by such holders on such terms and conditions as the Company may determine.

                  SECTION 2.09. Optional Conversion of Stock into Common Stock. Receipts may be surrendered with written instructions to the Depositary to instruct the Company to cause the conversion of any specified number of whole or fractional shares of Stock represented by the Depositary Shares evidenced thereby into whole shares of Common Stock at the conversion rate then in effect for the Stock (and, therefore, for the Depositary Shares) specified in the Certificate, as such conversion rate may be adjusted by the Company from time to time as provided in the Certificate. Subject to the terms and conditions of this Deposit Agreement and the Certificate, a holder of a Receipt or Receipts evidencing Depositary Shares representing whole or fractional shares of Stock may surrender such Receipt or Receipts at the Depositary's Office



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or to such office or to such Depositary's Agents as the Depositary may designate for such purpose, together with a notice of conversion duly completed and executed, thereby directing the Depositary to instruct the Company to cause the conversion of the number of shares or fractions thereof of underlying Stock specified in such notice of conversion into shares of Common Stock, and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed. To the extent that a holder delivers to the Depositary for conversion a Receipt or Receipts which in the aggregate are convertible into less than one whole share of Common Stock, the holder shall receive payment in cash in lieu of such fractional shares of Common Stock otherwise issuable. If more than one Receipt shall be delivered for conversion at one time by the same holder, the number of whole shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of Receipts so delivered.

                  Upon receipt by the Depositary of a Receipt or Receipts, together with notice of conversion, duly completed and executed, directing the Depositary to instruct the Company to cause the conversion of a specified number of shares or fractions thereof of Stock and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed, the Depositary shall instruct the Company (i) to cause the conversion of the Depositary Shares evidenced by the Receipts so surrendered for conversion as specified in the written notice to the Depositary and (ii) to cause the delivery to the holders of such Receipts of a certificate or certificates evidencing the number of whole shares of Common Stock and the amount of money, if any, to be delivered to the holders of Receipts surrendered for conversion in payment of any accrued and unpaid dividends and in lieu of fractional shares of Common Stock otherwise issuable. The Company shall as promptly as practicable after receipt thereof cause the delivery of (i) a certificate or certificates evidencing the number of whole shares of Common Stock into which the Stock represented by the Depositary Shares evidenced by such Receipt or Receipts has been converted and (ii) any money or other property to which the holder is entitled. Upon such conversion, the Depositary (i) shall deliver to the holder a Receipt evidencing the number of Depositary Shares, if any, which such holder has elected not to convert and evidencing the number of Depositary Shares, if any, in excess of the number of Depositary Shares representing Stock which has been so converted, (ii) shall cancel the Depositary Shares evidenced by Receipts surrendered for conversion and (iii) shall deliver to the Company or its transfer agent for the Stock for cancellation the shares of Stock represented by the Depositary Shares evidenced by the Receipts so surrendered and so converted.

                  The aggregate number of Depositary Shares evidenced by the DTC Receipt may from time to time be decreased to reflect conversion of Stock underlying Depositary Shares evidenced by such DTC Receipt.

                  The record holder of Depositary Shares on any dividend payment record date established by the Depositary pursuant to Section 4.04 shall be entitled to receive the dividend payable with respect to such Depositary Shares on the corresponding dividend payment date notwithstanding the subsequent conversion of the shares of Stock to which such Depositary Shares relate. If a share of Stock is converted between the record date with respect to any dividend payment on the Stock and the next succeeding dividend payment date, any holder of Receipts surrendered with instructions to the Depositary for conversion of the underlying Stock shall pay to



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the Depositary an amount equal to the proportionate amount of the dividend payable on such dividend payment date on the Depositary Shares represented by the Receipts being surrendered for conversion accruing between the date of conversion and such dividend payment date, as instructed by the Depositary. Any holder of Receipts on a dividend payment record date who (or whose transferee) surrenders the Receipts with instructions to the Depositary for conversion of the underlying Stock on the corresponding dividend payment date will receive the dividend payable with respect to the Depositary Shares underlying such Receipts and will not be required to include payment of the amount of such dividend upon surrender of the Receipts for conversion.

                  Upon the conversion of any shares of Stock for which a request for conversion has been made by the holder of Depositary Shares representing such shares, all dividends in respect of such Depositary Shares shall cease to accrue, such Depositary Shares shall be deemed no longer outstanding, all rights of the holder of the Receipt with respect to such Depositary Shares (except the right to receive the Common Stock, any cash payable with respect to any fractional shares of Common Stock as provided herein and any cash payable on account of accrued dividends and any Receipts evidencing Depositary Shares not so converted) shall terminate, and the Receipt evidencing such Depositary Shares shall be cancelled in accordance with Section 2.07 hereof.

                  No fractional shares of Common Stock shall be issuable upon conversion of Stock underlying the Depositary Shares. If any holder of Receipts surrendered with instructions to the Depositary for conversion of the underlying Stock would be entitled to a fractional share of Common Stock upon such conversion, the Company shall cause to be delivered to such holder an amount in cash for such fractional share as provided in the Certificate.

                  Section 2.10. Interchangeability of Book-Entry Receipts and Receipts in Physical, Certificated Form. Subject to the terms and conditions of this Deposit Agreement, upon receipt by the Depositary of written instructions from a DTC participant on behalf of any person having a beneficial interest in Depositary Shares evidenced by the DTC Receipt for the purpose of directing the Depositary to execute and deliver a Receipt in physical, certificated form evidencing such Depositary Shares, the Depositary shall follow the procedures set forth in the FAST Agreement for the purpose of reducing the number of Depositary Shares evidenced by the DTC Receipt and, following such reduction, shall execute and deliver to or upon the order of the person or persons named in such order a Receipt or Receipts registered in the name or names requested by such person and evidencing in the aggregate the number of Depositary Shares equal to the reduction in the number evidenced by the DTC Receipt. The Depositary may require in such written instructions any certification or representation as it shall deem necessary to comply with applicable law.

                  Subject to the terms and conditions of this Deposit Agreement, upon receipt by the Depositary of a Receipt or Receipts in physical, certificated form, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Depositary, including any required certifications, and together with written instructions directing the Depositary to adjust its records to reflect an increase in the aggregate amount of Depositary Shares evidenced by the DTC Receipt (including, without limitation, information regarding the DTC participant account to be credited with such increase), and upon payment of the fees and expenses of the Depositary, the Depositary shall cancel such Receipt or Receipts in physical, certificated form and shall follow the procedures set forth in the FAST Agreement for the purpose of reflecting such increase in the number of Depositary Shares evidenced by the DTC Receipt.

                  SECTION 2.11. Automatic Conversion of Stock. On the Mandatory Conversion Date, provided that the Company shall then have delivered to the Depositary the shares of Common Stock and the aggregate amount of cash required to pay any accrued and unpaid dividends and for fractional share interests issuable and payable upon Automatic Conversion of the Stock then deposited with the Depositary, the Depositary shall convert (using such shares of Common Stock and cash so delivered to it) each holder's Depositary Shares into the proportionate number of whole shares of Common Stock and the proportionate amount of such cash to which such holder is thereby entitled.

                  The Depositary, as directed by the Company, shall mail, first class postage prepaid, notice of such Automatic Conversion of Stock and the proposed simultaneous Automatic Conversion of the Depositary Shares, not less than five and not more than 15 days prior to the Mandatory Conversion Date. Such notice shall be mailed to each holder at the address of such holder as the same appears on the records of the Depositary at the close of business on the second business day immediately preceding the date on which the mailing of such notices is commenced; but neither failure to mail any such notice to one or more holders nor any defect in any notice shall affect the sufficiency of the proceedings for Automatic Conversion. The Company shall provide the Depositary with such notice, and each such notice shall state: the Mandatory Conversion Date; that all outstanding Depositary Shares on the Mandatory Conversion Date will be automatically converted into shares of Common Stock and the conversion rate at which such Automatic Conversion shall occur; the amount of accrued and unpaid dividends, if any, payable with respect to each Depositary Share to be so converted; the place or places where Receipts to be so converted are to be surrendered for conversion; that dividends in respect of the Stock represented by Depositary Shares to be so converted shall cease to accrue on the Mandatory Conversion Date; and such additional information as the Company in its discretion deems appropriate.

                  From and after the Mandatory Conversion Date, the Depositary Shares automatically converted into shares of Common Stock shall be deemed no longer to be outstanding and all rights of the holders of Receipts evidencing such Depositary Shares (except the right to receive the shares of Common Stock and any cash payable upon Automatic Conversion) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender, in accordance with the notice specified in the preceding paragraph, of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), the holders of such Receipts shall receive for each such Depositary Share a number of shares of Common Stock equal to 1/100th of the number of shares of Common Stock, and an amount of cash equal to 1/100th of the cash for accrued and unpaid dividends, if any, delivered in respect of each share of automatically converted Stock. The foregoing shall be subject further to the terms and conditions of the Certificate.

                                   ARTICLE III

                       CERTAIN OBLIGATIONS OF THE HOLDERS
                           OF RECEIPTS AND THE COMPANY

                  SECTION 3.01. Filing Proofs, Certificates and Other Information. Except for the initial deposit of Stock by the Company or the Other Persons and any subsequent deposit by the Company or the Other Persons of Stock acquired by such Other Persons pursuant to such Other Persons' overallotment option, any person presenting Stock for deposit or any holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to obtain such guaranties of signature, to execute such certificates and to make such customary representations and warranties consistent with the terms of the Stock as the Depositary or the Company may reasonably deem necessary or proper. The Depositary or the Company may withhold the delivery, or delay the registration of transfer, conversion or exchange, of any Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representation and warranties are made.

                  SECTION 3.02. Payment of Taxes of Other Governmental Charges. Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses as provided in Section 5.07. Registration of transfer of any Receipt and delivery of all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or all or any part of the Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the holder thereof (after attempting by reasonable means to notify such holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the holder of such Receipt remaining liable for any deficiency.

                  SECTION 3.03. Warranty as to Stock. The Company hereby represents and warrants to the Depositary that the Stock, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of the Stock and the issuance of Receipts.

                  SECTION 3.04. Covenants and Warranties as to Common Stock. The Company covenants that it will keep reserved or otherwise available a sufficient number of authorized and unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, to meet conversion requirements in respect of the Stock and that it will give written notice to the Depositary of any adjustments in the conversion rate as set forth in the Certificate. The Company represents and warrants that the Common Stock issued upon conversion of Stock, when issued, will be validly issued, fully paid and nonassessable. Such representation and warranty shall survive the conversion of the Stock into such Common Stock.

                                   ARTICLE IV

                        THE DEPOSITED SECURITIES; NOTICES

                  SECTION 4.01. Cash Distributions. Whenever the Depositary shall receive any cash dividend or other cash distribution with respect to the Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts, as nearly as practicable, of such dividend or distribution as are applicable to the number of Depositary Shares evidenced by the Receipts held by such holders; provided, however, that if the Company or the Depositary shall be required to withhold and shall withhold any monies from any cash dividend or other cash distribution in respect of the Stock on account of taxes or as otherwise required by law, regulation or court order, the distribution in respect of Depositary Shares shall be reduced accordingly. The Depositary shall distribute or make available for distribution, as the case may be, only such amount, however, as can be distributed without attributing to any holder of Depositary Shares a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and be treated as part of the next succeeding distribution to record holders of Receipts then outstanding.

                  SECTION 4.02. Distributions Other than Cash. Whenever the Depositary shall receive any property (including securities) for distribution in a form other than cash with respect to the Stock, the Depositary shall, subject to Section 3.02, distribute to record holders of Receipts on the record date fixed pursuant to Section 4.04 such amounts, as nearly as practicable, of such property (including securities) received by it as are applicable to the number of Depositary Shares evidenced by the Receipts held by such holders, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution. If, in the opinion of the Depositary, such distribution cannot be made proportionately among such record holders, or if for any other reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or as otherwise required by law, regulation or court order) the Depositary deems, after consultation with the Company, such distribution not to be feasible, the Depositary may, with the approval of the Company, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale of the property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Section 3,02, be distributed or made available for distribution, as the case may be, by the Depositary to record holders of Receipts in accordance with the provisions of Section 4.01 for a distribution received in cash.

                  SECTION 4.03. Subscription Rights, Preferences or Privileges. If the Company shall at any time offer or cause to be offered to the persons in whose names Stock is recorded on the books of the Company any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be made available by the Depositary to the record holders of Receipts in such manner as the Depositary may determine, either by the issue to such record holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Depositary in its discretion with the approval of the Company; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Depositary determines that it is not lawful or (after consultation with the Company) not feasible to make such rights, preferences or privileges available to holders of Receipts by the issue of warrants or otherwise or (ii) if and to the extent so instructed by holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Depositary, in its discretion (with the approval of the Company, in any case where the Depositary has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sales shall be distributed by the Depositary to the record holders of Receipts entitled thereto as provided by Section 4.01 in the case of a distribution received in cash.

                  If any action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to holders of Receipts, the Company agrees with the Depositary that the Company will use its best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such holders to exercise such rights, preferences or privileges.

                  SECTION 4.04. Notice of Dividends, etc.; Fixing of Record Date for Holders of Receipts. Whenever any cash dividend or other cash distribution shall become payable or any distribution of property (including securities) other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, the Depositary, in each such instance, shall fix a record date (which shall be the same date as the record date fixed by the Company with respect to the Stock) for the determination of the holder of Receipts who shall be entitled hereunder to receive a distribution in respect of such dividend, distribution, rights, privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or to receive notice of such meeting.

                  SECTION 4.05. Voting Rights. Upon receipt of notice of any meeting at which the holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the holders of record at the close of business on the specified record date fixed pursuant to Section 4.04 will be entitled to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock (or portion thereof) underlying their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of the holder of Receipts on the applicable record date, the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted, in accordance with the instructions set forth in such requests, the votes relating to the shares of Stock (or portion thereof) underlying the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. The Company hereby agrees to take all necessary action in order to enable the Depositary to vote such Stock (or portion thereof) or cause such Stock (or portion thereof) to be voted. Absent specific instructions from the holder of a Receipt, the Depositary will abstain from voting (but, at its discretion, not from appearing at any meeting with respect to such Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the Stock (or portion thereof) underlying the Depositary Shares evidenced by such Receipt.

                  SECTION 4.06. Changes Affecting Deposited Securities and Reclassification, Recapitalizations, etc. Upon any change in par or stated value, split-up, combination or any other reclassification of the Stock, or upon any recapitalization, reorganization, merger, amalgamation or consolidation to which the Company is a party or sale of all or substantially all of the Company's assets (each of the foregoing being referred to herein as a "Transaction"), the Depositary may with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as to retain as nearly as possible the percentage ownership interest in Stock of holders of Receipts immediately prior to such event, (i) make such adjustments in (a) the fraction of an interest in one share of Stock underlying one Depositary Share and (b) the ratio of the conversion rate per Depositary Share to the conversion rate per share of Stock, in each case as may be necessary fully to reflect the effects of such Transaction, and (ii) treat any securities received by the Depositary in exchange for, or upon conversion or in respect of, the Stock as new deposited securities so received in exchange for, or upon conversion or in respect of the Stock. In any such case, the Depositary may, with the approval of the Company, execute and deliver additional Receipts, or may call for surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

                  Anything to the contrary herein or in the Receipt notwithstanding, holders of Receipts shall have the right from and after the effective date of any such Transaction, to the extent that holders of Stock had the right, prior to or on the applicable effective date, to convert, exchange or surrender shares of Stock into or for other stock, securities, property or cash, to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Receipts has been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

                  SECTION 4.07. Inspection of Reports. The Depositary shall make available for inspection by holders of Receipts during normal business hours at the Depositary's office, and at such other places as it may from time to time deem advisable, any reports and communications received from the Company that are both received by the Depositary as the holder of Stock and made generally available to the holders of Stock.

                  SECTION 4.08. List of Receipt Holders. Promptly upon request by, and at the expense of, the Company, the Depositary shall furnish to it a list, as of a specified date, of the names and addresses of all persons in whose names Receipts are registered on the books of the Depositary and the amount of Stock represented thereby.


                                    ARTICLE V

                    THE DEPOSITARY, THE DEPOSITARY'S AGENTS,
                          THE REGISTRAR AND THE COMPANY

                  SECTION 5.01. Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar. Upon execution of this Deposit Agreement, the Depositary shall maintain, at the Depositary's Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, and at the offices of the Depositary's Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, all in accordance with the provisions of this Deposit Agreement.

                  The Depositary shall, with the approval of the Company, appoint a Registrar for registration of such Receipts or Depositary Shares in accordance with any requirements of any applicable securities exchange or other market on which the Receipts or the Depositary Shares are listed. Such Registrar (which may be the Depositary if so permitted by the requirements of such exchange or other market) may be removed and a substitute Registrar appointed by the Depositary upon the request or with the approval of the Company. If the Receipts, the Depositary Shares or the Stock are listed on one or more other stock exchanges, the Depositary will, at the request of the Company, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or such Stock as may be required by law or applicable stock exchange regulation.

                  The Registrar shall maintain books at the Depositary's Office for the registration and registration of transfer of Receipts or at such other place as shall be approved by the Company and of which the holders of Receipts shall have reasonable notice, which books at all reasonable times during normal business hours shall be open for inspection by the record holders of Receipts; provided, that any such holder requesting to exercise such right shall certify in writing to the Registrar that such inspection shall be for a proper purpose reasonably related to such person's interest as an owner of Depositary Shares evidenced by the Receipts.

                  The Depositary may cause the Registrar to close the books with respect to the Receipts, at any time or from time to time, when the register of stockholders of the Company is closed with respect to the Stock or when such action is deemed necessary or advisable by the Depositary, any Depositary's Agent or the Company because of any requirement of law or of any government, governmental body or commission, securities exchange or any applicable self-regulatory body, including, without limitation, the NASD.

                  SECTION 5.02. Prevention of or Delay in Performance by the Depositary, the Depositary's Agents, the Registrar or the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, or by reason of any provision, present or future, of the Company's Restated Certificate of Incorporation (including the Certificate) or by reason of any act of God, war or civil disorder, failure of power, fire or other casualty damage or governmental requirements or restrictions, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability or be subject to any obligation
(i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing that the terms of this Deposit Agreement provide shall or may be done or performed or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, except in the event of the gross negligence or willful misconduct of the party charged with such exercise or failure to exercise.

                  SECTION 5.03. Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Stock, the Depositary Shares or the Receipts that in its opinion may involve it in expense or liability unless indemnity satisfactory to such party against all such expense and liability be furnished as often as required.

                  Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability under this Deposit Agreement to holders of Receipts other than to use its best judgment and good faith in the performance of such duties as are specifically set forth in this Deposit Agreement. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall be liable to any party hereto for any action or any failure to act by it with respect to this Deposit Agreement in reliance upon the written advice of legal counsel or accountants or information from any person presenting Stock for deposit or any holder of a Receipt. The Depositary, any Depositary's Agent, any Registrar and the Company may each rely and shall each be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  The Depositary undertakes, and shall cause any Registrar to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement using its best efforts and in good faith. The parties hereto acknowledge that no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or any Registrar or against the Company with respect to the Depositary and any Registrar.

                  The Depositary, its parent, affiliates, or subsidiaries, any Depositary's Agent and the Company (to the extent permitted by law) may own, buy, sell or deal in any class of securities of the Company and its affiliates and in Receipts or Depositary Shares. The Depositary, its parent, affiliates, or subsidiaries, and any Depositary's Agent may become pecuniarily interested in any transaction in which the Company or its affiliates may be interested or contract with or lend money to the Company or its affiliates or otherwise act as fully or as freely as if it were not the Depositary or the Depositary's Agent hereunder. The Depositary may also act as transfer agent or registrar of any of the securities of the Company and its affiliates or act in any other capacity for the Company or its affiliates. Neither the Depositary (or its officers, directors, employees or agents) nor any Depositary's Agent makes any representation or has any responsibility as to the validity of the Registration Statement pursuant to which the Depositary Shares are registered under the Securities Act, the Stock, the Depositary Shares, the Receipts (except its counter signature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made therein except the number of Depositary Shares represented by such Receipts.

                  The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts, which can be taken as a statement of the Company summarizing certain provisions of this Deposit Agreement. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity, genuineness or sufficiency of any Stock at any time deposited with the Depositary hereunder or of the Depositary Shares or as to the value of the Depositary Shares. The Depositary shall not be accountable for the use or application by the Company of the Depositary Shares or the Receipts or the proceeds thereof.

                  SECTION 5.04. Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by written notice of its election so to resign delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

                  The Depositary may at any time be removed by the Company by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

                  If the Depositary acting hereunder shall at any time resign or be removed, the Company shall, within 45 days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000. Every successor Depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder and agreeing to become a party to this Deposit Agreement, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Stock and any moneys or property held hereunder to such successor and shall deliver to such successor a list of the record holders of all outstanding Receipts. Any successor Depositary shall promptly mail notice of its appointment to the record holders of Receipts.

                  Any corporation or other entity into or with which the Depositary may be merged, consolidated or converted, or to which the Depositary may sell all or substantially all its assets, shall be the successor of such Depositary without the execution or filing of any document or any further act. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or in the name of the successor Depositary.

                  SECTION 5.05. Corporate Notices and Reports. The Company agrees that it will deliver to the Depositary and the Depositary will, promptly after receipt thereof, transmit to the record holders of Receipts, in each case at the address furnished to it pursuant to Section 4.08, all notices and reports (including, without limitation, financial statements) required by law, the rules of any national securities exchange or other market on which the Stock, the Depositary Shares or the

Receipts are listed or by the Company's Restated Certificate of Incorporation (including the Certificate) or By-Laws to be furnished by the Company to holders of Stock. Such transmission will be at the Company's expense and the Company will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to record holders of Receipts at the Company's expense such other documents as may be requested by the Company.

                  SECTION 5.06. Indemnification by the Company. The Company shall indemnify the Depositary, any Depositary's Agent and any Registrar against, and hold each of them harmless from, any loss, liability or expense (including the reasonable costs and expenses of defending itself) that may arise out of (i) acts performed or omitted in connection with this Deposit Agreement and the Receipts (a) by the Depositary, any Registrar or any of their respective agents (including any Depositary's Agent) except for any liability arising out of gross negligence or willful misconduct on the respective parts of any such person or persons or (b) by the Company or any of its agents, or (ii) the offer, sale or registration of the Depositary Shares, Receipts or the Stock pursuant to the provisions hereof. This indemnification does not extend in favor of holders of Depositary Shares, Receipts or Stock.

                  SECTION 5.07. Charges and Expenses. The Company shall pay all transfer and other taxes and governmental charges arising solely from the existence of the Depositary arrangements. The Company shall pay all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares, withdrawals of the Stock and the issuance of shares of Common Stock upon the conversion of the Stock. All other transfer and other taxes and governmental charges shall be at the expense of holders of Depositary Shares. If, at the request of a holder of Receipts, the Depositary incurs charges or expenses for which it is not otherwise liable hereunder, such holder will be liable for such charges and expenses. All other charges and expenses of the Depositary and any Depositary's Agent hereunder and of any Registrar (including, in each case, reasonable fees and expenses of counsel) incident to the performance of their respective obligations hereunder will be payable by the Company only after prior consultation and agreement between the Depositary and the Company and consent by the Company to the incurrence of such expenses, which consent shall not be unreasonably withheld. The Depositary shall present any statement for charges and expenses to the Company promptly, unless the Company shall agree otherwise.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

                  SECTION 6.01. Amendment. The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment that shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least 66-2/3% of the Depositary Shares then outstanding. Every holder of an outstanding Receipt at the time any amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Sections 2.04 and 2.05 hereof, of any owner of any Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to cause the conversion of such Receipt into Common Stock or to deliver to the holder the Stock and all money, and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, the NASD or any applicable stock exchange.

                  SECTION 6.02. Termination. This Agreement may be terminated by the Company or the Depositary only after (i) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company, and such distribution shall have been distributed to the holders of Depositary Shares pursuant to Section 4.01 or 4.02, as applicable, or (ii) each share of Stock shall have been converted into shares of Common Stock.

                  Upon the termination of this Deposit Agreement, the parties hereto shall be discharged from all obligations under this Deposit Agreement except for their respective obligations under Sections 5.03, 5.06 and 5.07.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.01. Counterparts. This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all of which counterparts taken together shall constitute one and the same instrument.

                  SECTION 7.02. Exclusive Benefit of Parties. This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever.

                  SECTION 7.03. Invalidity of Provisions. If any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or modified thereby.

                  SECTION 7.04. Notices. Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or telegram, telecopy or telex confirmed by letter, addressed to the Company at Brooks Fiber Properties, Inc., 425 Woods Mill Road South, Suite 300, Town & Country, Missouri 63017, telephone (314) 878-1616, facsimile (314) 579-4654, attention: Chief
Financial Officer, or at any other address and to the attention of any other person of which the Company shall have notified the Depositary in writing.

                  Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram, telecopy or telex confirmed by letter, addressed to the Depositary at the Depositary's Office, The Boatmen's Trust Company, 510 Locust Street - 2nd Floor, Corporate Trust Department, St. Louis, Missouri 63101, telephone (314) 466-6000, facsimile (314) 466-2469or at any other address and to the attention of any other person of which the Depositary shall have notified the Company in writing.

                  Any and all notices to be given to any record holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram, telecopy or telex confirmed by letter, addressed to such record holder at the address of such record holder as it appears on the books of the Depositary, or if such holder shall have timely filed with the Depositary a written request that notices intended for such holder be mailed to some other address, at the address designated in such request.

                  Delivery of a notice sent by mail or by telegram, telecopy or telex shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a telegram or telex message) is deposited, first class postage prepaid, in a post office letter box or sent by overnight courier service. The Depositary or the Company may, however, act upon any telegram or telecopy message received by it from the other or from any holder of a Receipt, notwithstanding that such telegram or telecopy message shall not subsequently be confirmed by letter or as aforesaid.

                  SECTION 7.05. Depositary's Agents. The Depositary may from time to time appoint any Depositary's Agent to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary's Agents and vary or terminate the appointment of such Depositary's Agents. The Depositary will promptly notify the Company of any such action.

                  SECTION 7.06. Holders of Receipts Are Parties. By acceptance of delivery of the Receipts, any holder of such Receipt from time to time shall be deemed to have agreed to become a party to this Deposit Agreement and to be bound by all of the terms and conditions hereof and of the Receipts to the same extent as though such person executed this Agreement.

                  SECTION 7.07. Governing Law. THIS DEPOSIT AGREEMENT AND THE RECEIPTS AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE (WITHOUT REFERENCE TO APPLICABLE CONFLICTS OF LAW PROVISIONS).

                  SECTION 7.08. Inspection of Deposit Agreement. Copies of this Deposit Agreement shall be filed with the Depositary and the Depositary's Agents and shall be open to inspection during business hours at the Depositary's Office and the respective offices of this Depositary's Agents, if any, by any holder of a Receipt.

                  SECTION 7.09. Headings. The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto and the FAST Agreement set forth in Exhibit B hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

                  IN WITNESS WHEREOF, the Company and the Depositary have caused their duly authorized officers to execute and deliver this Deposit Agreement as of the day and year first above set forth, and all holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.


                                      BROOKS FIBER PROPERTIES, INC.


                                      By:
                                         -------------------------------------
                                                   Authorized Officer



                                      THE BOATMEN'S TRUST COMPANY


                                      By:
                                         -------------------------------------
                                                   Authorized Officer

                                                                    EXHIBIT A







                               DEPOSITARY RECEIPT
                                      FOR
                               DEPOSITARY SHARES,
           EACH REPRESENTING AN INTEREST IN ONE ONE-HUNDREDTH (1/100)
                                       OF
                    A SHARE OF SERIES D CONVERSION PREFERRED
                                     STOCK
                          (PAR VALUE $0.01 PER SHARE)
                                       OF
                         BROOKS FIBER PROPERTIES, INC.
             (INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE)

                         ------------------------------

GDR __
                                                              -----------------
CUSIP 114399-20-7                                             DEPOSITARY SHARES

5,175,000 Depositary Shares (each Depositary Share represents an interest in one one-hundredth (1/100) of a share of Series D Conversion Preferred Stock, par value $0.01 per share)

                 The Boatmen's Trust Company, a corporation duly organized and existing under the laws of the State of Missouri, with an office at the time of the execution of the Deposit Agreement (as defined below) at 510 Locust Street, St. Louis, Missouri 63101, as Depositary (the "Depositary"), hereby certifies that ____________________________________ is the registered owner of
__________________________ _________________ Depositary Shares ("Depositary
Shares"), each Depositary Share representing an interest in one one-hundredth (1/100) of a share of Series D Conversion Preferred Stock, par value $0.01(the "Stock"), of Brooks Fiber Properties, Inc. a corporation duly organized and existing under the laws of the State of Delaware (the "Company"). Subject to the terms of the Deposit Agreement, each owner of a Depositary Share is entitled, proportionately, through the Depositary to all the rights and preferences of the Stock relating thereto, including dividend, voting, conversion and liquidation rights and preferences contained in the Certificate of Designations (the "Certificate") adopted by the Company's Board of Directors pursuant to the Restated Certificate of Incorporation of the Company setting forth the number, terms, powers, designations, rights, preferences, qualifications, restrictions and limitations of the Stock, copies of which are on file at the Depositary's Office.

                 The Company will furnish to any holder of a Receipt without charge, upon request addressed to its executive office or the office of its transfer agent, a full statement of the powers, designations, preferences and relative, participating, optional, or other special rights of each authorized class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights.

                 REFERENCE IS HEREBY MADE TO THE PROVISIONS SET FORTH UNDER THE CAPTION "TERMS AND CONDITIONS CONTINUED" ENDORSED ON THE REVERSE HEREOF. SUCH PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

                 This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose unless this Receipt shall have been authenticated manually by, or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by facsimile signature of, a duly authorized officer of the Depositary and, if authenticated by facsimile signature of the Depositary, shall have been countersigned manually by such Registrar by the signature of a duly authorized officer.

THE DEPOSITARY IS NOT RESPONSIBLE FOR THE VALIDITY OF ANY DEPOSITED STOCK. THE DEPOSITARY ASSUMES NO RESPONSIBILITY FOR THE CORRECTNESS OF THE FOREGOING DESCRIPTION, WHICH CAN BE TAKEN AS A STATEMENT OF THE COMPANY SUMMARIZING CERTAIN PROVISIONS OF THE DEPOSIT AGREEMENT THAT APPEAR IN THE DEPOSITARY RECEIPTS. THE DEPOSITARY MAKES NO WARRANTIES OR REPRESENTATIONS AS TO THE VALIDITY, GENUINENESS OR SUFFICIENCY OF ANY STOCK AT ANY TIME DEPOSITED WITH THE DEPOSITARY HEREUNDER OR OF THE DEPOSITARY SHARES, OR AS TO THE VALUE OF THE DEPOSITARY SHARES.

                                              Dated:

                                              THE BOATMEN'S TRUST COMPANY


                                               By:_____________________________
                                                  Authorized Officer

                             [Form of Reverse Side]

                         TERMS AND CONDITIONS CONTINUED

                 1. The Deposit Agreement. Depositary Receipts (the "Receipts"), of which this Receipt"), of which this Receipt is one, are made available upon the terms and conditions set forth in the Deposit Agreement, dated as of January ____, 1997 (the "Deposit Agreement"), among the Company, the Depositary and all holders from time to time of Receipts. The Deposit Agreement (copies of which are on file at the Depositary's Office) sets forth the rights of holders of Receipts and the rights and duties of the Depositary and the Company in respect of the Stock deposited, and any and all other property and cash deposited from time to time thereunder. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are subject to the detailed provisions thereof, to which reference is hereby made. Unless otherwise expressly herein provided, all capitalized and undefined terms used herein shall have the meaning ascribed thereto in the Deposit Agreement.

                 2. Transfer, Split-up, Combinations. This Receipt is transferable on the books of the Depositary upon surrender of this Receipt to the Depositary, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, and upon such transfer the Depositary shall execute a new Receipt to or upon the order of the person entitled thereto, as provided in the Deposit Agreement. This Receipt may be split into other Receipts or combined with other Receipts into one Receipt, representing the same aggregate number of Depositary Shares as the Receipt or Receipts surrendered. Any holder of at least one hundred (100) Depositary Shares may withdraw the number of whole shares of Stock underlying such Depositary Shares and all money and other property, if any, represented thereby by surrendering such Receipt or Receipts at the Depositary's Office or at such other offices as the Depositary may designate for such withdrawals. If such holder's Depositary Shares are being held by DTC or its nominee pursuant to Section 2.01 of the Deposit Agreement, such holder may request, in accordance with Section 2.10 of the Deposit Agreement, withdrawal from the book-entry system of the number of Depositary Shares specified in the preceding sentence. Thereafter, holders of such whole shares will not be entitled to deposit such Stock and receive Depositary Shares therefor.

                 3. Conversion Rights. This Receipt may be surrendered with written instructions to the Depositary to instruct the Company to cause the conversion of any specified number of whole or fractional shares of Stock represented by the Depositary Shares evidenced thereby into whole shares of Common Stock at the conversion rate then in effect for the Stock (and, therefore, for the Depositary Shares) specified in the Certificate, as such conversion rate may be adjusted by the Company from time to time as provided in the Certificate. Subject to the terms and conditions of the Deposit Agreement and the Certificate, a holder of a Receipt or Receipts evidencing Depositary Shares representing whole or fractional shares of Stock may surrender such Receipt or Receipts at the Depositary's Office or to such office or to such Depositary's Agents as the Depositary may designate for such purpose, together with a notice of conversion duly completed and executed, thereby directing the Depositary to instruct the Company to cause the conversion of the number of shares or fractions thereof of underlying

Stock specified in such notice of conversion into shares of Common Stock, and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed. To the extent that a holder delivers to the Depositary for conversion a Receipt or Receipts which in the aggregate are convertible into less than one whole share of Common Stock, the holder shall receive payment in cash in lieu of such fractional share of Common Stock otherwise issuable.

                 Upon receipt by the Depositary of a Receipt or Receipts, together with notice of conversion, duly completed and executed, directing the Depositary to instruct the Company to cause the conversion of a specified number of shares or fractions thereof of Stock and an assignment of such Receipt or Receipts to the Company or in blank, duly completed and executed, the Depositary shall instruct the Company (i) to cause the conversion of the Depositary Shares evidenced by the Receipts so surrendered for conversion as specified in the written notice to the Depositary and (ii) to cause the delivery to the holders of such Receipts of a certificate or certificates evidencing the number of whole shares of Common Stock, and the amount of money, if any, to be delivered to the holders of Receipts surrendered for conversion in payment of any accrued and unpaid dividends or in lieu of fractional shares of Common Stock otherwise issuable. The Company shall as promptly as practicable after receipt thereof cause the delivery of (i) a certificate evidencing the number of whole shares of Common Stock into which the Stock represented by the Depositary Shares evidenced by such Receipt or Receipts has been converted, and (ii) any money or other property to which the holder is entitled. Upon such conversion, the Depositary (i) shall deliver to the holder a Receipt evidencing the number of Depositary Shares, if any, which such holder has elected not to convert and evidencing the number of Depositary Shares, if any, in excess of the number of Depositary Shares representing Stock which has been so converted, (ii) shall cancel the Depositary Shares evidenced by Receipts surrendered for conversion and (iii) shall deliver to the Company or its transfer agent for the Stock for cancellation the shares of Stock represented by the Depositary Shares evidenced by the Receipts so surrendered and so converted.

                 The aggregate amount of Depositary Shares evidenced by the DTC Receipt may from time to time be decreased to reflect conversion of Stock underlying Depositary Shares evidenced by such DTC Receipt.

                 The holder of Depositary Shares on any dividend payment record date established by the Depositary shall be entitled to receive the dividend payable with respect to such Depositary Shares on the corresponding dividend payment date notwithstanding the subsequent conversion of the shares of Stock to which such Depositary Shares relate. If a share of Stock is converted between the record date with respect to any dividend payment on the Stock and the next succeeding dividend payment date, any holder of Receipts surrendered with instructions to the Depositary for conversion of the underlying Stock shall pay to the Depositary an amount equal to the proportionate amount of the dividend payable on such dividend payment date on the Depositary Shares represented by the Receipts being surrendered for conversion accruing between the date of conversion and such dividend payment date, as instructed by the Depositary. Any holder of Receipts on a dividend payment record date who (or whose transferee) surrenders the Receipts with instructions to the Depositary for conversion of the underlying Stock on the corresponding dividend payment date will receive the dividend payable with respect to the

Depositary Shares underlying such Receipts and will not be required to include payment of the amount of such dividend upon surrender of the Receipts for conversion.

                 Upon the conversion of any shares of Stock for which a request for conversion has been made by the holder of Depositary Shares representing such shares, all dividends in respect of such Depositary Shares shall cease to accrue, such Depositary Shares shall be deemed no longer outstanding, all rights of the holder of the Receipt with respect to such Depositary Shares (except the right to receive the Common Stock, any cash payable with respect to any fractional shares of Common Stock as provided herein and any cash payable on account of accrued dividends and any Receipts evidencing Depositary Shares not so converted) shall terminate, and the Receipt evidencing such Depositary Shares shall be canceled.

                 4. Interchangeability of Book-Entry Receipts and Receipts in Physical, Certificated Form. Subject to the terms and conditions of the Deposit Agreement, upon receipt by the Depositary of written instructions from a DTC participant on behalf of any person having a beneficial interest in Depositary Shares evidenced by the DTC Receipt for the purpose of directing the Depositary to execute and deliver a Receipt in physical, certificated form evidencing such Depositary Shares, the Depositary shall follow the procedures set forth in the FAST Agreement for the purpose of reducing the number of Depositary Shares evidenced by the DTC Receipt and, following such reduction, shall execute and deliver to or upon the order of the person or persons named in such order a Receipt or Receipts registered in the name or names requested by such person and evidencing in the aggregate the number of Depositary Shares equal to the reduction in the number evidenced by the DTC Receipt. The Depositary may require in such written instructions any certification or representation as it shall deem necessary to comply with applicable law.

                 Subject to the terms and conditions of the Deposit Agreement, upon receipt by the Depositary of a Receipt or Receipts in physical, certificated form, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Depositary, including any required certifications, and together with written instructions directing the Depositary to adjust its records to reflect an increase in the aggregate amount of Depositary Shares evidenced by the DTC Receipt (including, without limitation, information regarding the DTC participant account to be credited with such increase), and upon payment of the fees and expenses of the Depositary, the Depositary shall cancel such Receipt or Receipts in physical, certificated form and shall follow the procedures set forth in the FAST Agreement for the purpose of reflecting such increase in the number of Depositary Shares evidenced by the DTC Receipt.

                 5        Automatic Conversion of Stock.  On the Mandatory
Conversion Date, provided that the Company shall then have delivered to the Depositary the shares of Common Stock and the aggregate amount of cash required to pay any accrued and unpaid dividends and for fractional share interests issuable and payable upon Automatic Conversion of the Stock then deposited with the Depositary, the Depositary shall convert (using such shares of Common Stock and cash so delivered to it) each holder's Depositary Shares into the proportionate number of whole shares of Common Stock and the proportionate amount of such cash to which such holder is thereby entitled.

                 The Depositary shall, as directed by the Company, mail, first class postage prepaid, notice of such Automatic Conversion of Stock and the proposed simultaneous Automatic Conversion of the Depositary Shares, not less than five and not more than 15 days prior to the Mandatory Conversion Date. Such notice shall be mailed to each holder at the address of such holder as the same appears on the records of the Depositary at the close of business on the second business day immediately preceding the date on which the mailing of such notice is commenced; but neither failure to mail any such notice to one or more holders nor any defect in any notice shall affect the sufficiency of the proceedings for Automatic Conversion. The Company shall provide the Depositary with such notice, and each such notice shall state: the Mandatory Conversion Date; that all outstanding Depositary Shares on the Mandatory Conversion Date will be automatically converted into shares of Common Stock and the conversion rate at which such Automatic Conversion shall occur; the amount of accrued and unpaid dividends, if any, payable with respect to each Depositary Share to be so converted; the place or places where Receipts to be so converted are to be surrendered for conversion; that dividends in respect of the Stock represented by Depositary Shares to be so converted shall cease to accrue on the Mandatory Conversion Date; and such additional information as the Company in its discretion deems appropriate.

                 From and after the Mandatory Conversion Date, the Depositary Shares automatically converted into shares of Common Stock shall be deemed no longer to be outstanding and all rights or the holders of Receipts evidencing such Depositary Shares (except the right to receive the shares of Common Stock and any cash payable upon Automatic Conversion) shall, to the extent of such Depositary Shares, cease and terminate. Upon surrender, in accordance with the notice specified in the preceding paragraph, of the Receipts evidencing such Depositary Shares (properly endorsed or assigned for transfer, if the Depositary shall so require), the holders of such Receipts shall receive for each such Depositary Share a number of shares of Common Stock equal to 1/100th of the number of shares of Common Stock, and an amount of cash equal to 1/100th of the cash for accrued and unpaid dividends, if any, delivered in respect of each share of automatically converted Stock. The foregoing shall be subject further to the terms and conditions of the Certificate.

                 6. Suspension of Delivery, Transfer, etc. The transfer, surrender, exchange, split-up or combination of this Receipt may be suspended and except as otherwise provided in the Deposit Agreement, the deposit or withdrawal of Stock may be refused during any period when the register of stockholders of the Company is closed, or if any such action is deemed necessary or advisable by the Depositary, any agent of the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement.

                 7. Warranty by Company. The Company has warranted that the Stock, when issued, and any shares of Common Stock issuable upon conversion of the Stock, will be validly issued, fully paid and nonassessable.

                 8. Amendment. The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment that shall materially and adversely alter the rights of the holders of Receipts shall be effective unless such amendment shall have been approved by the holders of at least 66 2/3% of the Depositary Shares then outstanding. A holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.

                 9. Charges of Depositary. The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the Depositary arrangements, all charges of the Depositary in connection with the initial deposit of the Stock and the initial issuance of the Depositary Shares, withdrawal of the Stock and the issuance of shares of Common Stock upon the surrender of Receipts for conversion. All other transfer and other taxes and other governmental charges shall be at the expense of holders of Depositary Shares.

                 10. Title to Receipts. This Receipt (and the Depositary Shares evidenced hereby), when properly endorsed or accompanied by a properly executed instrument of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that until transfer of a Receipt shall be registered on the books of the Registrar, on behalf of the Depositary, the Depositary may, notwithstanding any notice to the contrary, treat the record holder hereof at such time as the absolute owner hereof for the purpose of determining the person entitled to distributions of dividends or other distributions with respect to the Stock, the exchange of Depositary Shares for Stock or the right to exchange Receipts or to any notice provided for in the Deposit Agreement, and for all other purposes.

                 11. Dividends and Distributions. Whenever the Depositary receives any cash dividend or other cash distribution on the Stock, the Depositary will, subject to the provisions of the Deposit Agreement, make such distribution to the Receipt holders as nearly as practicable in proportion to the number of Depositary Shares held by them; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary on account of taxes as otherwise required pursuant to law, regulations or court order. Other distributions received on the Stock may be distributed to holders of Receipts as provided in the Deposit Agreement.

                 12. Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered with respect to the Stock, or whenever the Depositary shall receive notice of any meeting at which holders of Stock are entitled to vote or of which holders of Stock are entitled to notice, the Depositary shall in each instance fix a record date (which shall be the record date fixed by the Company with respect to the Stock) for the determination of the holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences, privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting.

                 13. Voting Rights. Upon receipt of notice of any meeting at which holders of Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail to the record holders of Receipts a notice which shall be provided by the Company and which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that holders of record at the close of business on a specified record date may instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Stock (or portion thereof) relating to their respective Depositary Shares and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of a holder of a Receipt on such record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted the amount of Stock (or portion thereof) relating to such Receipt in accordance with the instructions set forth in such request. Absent specific instructions from the holder of a Receipt, the Depositary will abstain from voting (but at its discretion, not from appearing at any meeting with respect to such Stock unless directed to the contrary by the holders of all the Receipts) to the extent of the Stock (or portion thereof) underlying the Depositary Shares evidenced by such Receipt.

                 14. Changes Affecting Deposited Securities. Upon any change in par or stated value, split-up, combination or any other reclassification of the Stock or upon any recapitalization, reorganization, merger, amalgamation or consolidation to which the Company is a party, or upon the sale of all or substantially all the Company's assets, the Depositary may in its discretion with the approval of, and shall upon the instructions of, the Company, and (in either case) in such manner as to retain as nearly as possible the percentage ownership interest in Stock of holders of Receipts immediately prior to such event, (i) make such adjustments in (a) the fraction of an interest in one share of Stock underlying one Depositary Share and (b) the ratio of the Optional Conversion Rate and Exchange Rate per Depositary Share to the Optional Conversion Rate and Exchange Rate of a share of Stock, in each case as may be necessary fully to reflect the effects of such change, and (ii) treat any securities received by the Depositary in exchange for, or upon conversion or in respect of, the Stock as new deposited securities so received in exchange for, or upon conversion or in respect of, such Stock. In any such case the Depositary may in its discretion, with the approval of the Company, execute and deliver additional Receipts, or may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited securities.

                 Anything to the contrary herein or in the Depositary Agreement notwithstanding, holders of Receipts shall have the right from and after the effective date of any such transaction, to the extent that holders of Stock had the right, prior to or on the applicable effective date, to convert, exchange or surrender shares of Stock into or for other stock, securities, property or cash, to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the Stock represented thereby only into or for, as the case may be, the kind and amount of shares of stock and other securities and property and cash into which the Stock represented by such Receipts has been converted or for which such Stock might have been exchanged or surrendered immediately prior to the effective date of such transaction.

                 15. Liability and Obligations of the Depositary, the Depositary's Agents, the Registrar and the Company. Neither the Depositary nor any Depositary's Agent nor any Registrar nor the Company shall incur any liability to any holder of any Receipt if by reason of any provision of any present or future law, or regulation thereunder, or by reason of any provision, present or future, of the Company's Restated Certificate of Incorporation (including the Certificate) or by reason of any act of God, war or civil disorder, failure of power, fire or other casualty damage or governmental requirements or restrictions, the Depositary, the Depositary's Agent, the Registrar or the Company shall be prevented or forbidden from doing or performing any act or thing that the terms of the Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary's Agent, any Registrar or the Company incur any liability or be subject to any obligation (i) by reason of nonperformance or delay, caused as aforesaid, in performance of any act or thing that the terms of the Deposit Agreement provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, except in the event of the gross negligence or willful misconduct of the party charged with such exercise or failure to exercise. Neither the Depositary nor any Depositary's Agent nor the Company assumes any obligation or shall be subject to any liability under the Deposit Agreement to holders of Receipts other than to use its best judgment and good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Depositary nor any Depositary's Agent nor any Registrar shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect to the Stock, the Depositary Shares or the Receipts that in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished. The Deposit Agreement contains various other exculpatory, indemnification and related provisions, to which reference is hereby made.

                 16. Resignation and Removal of Depositary. The Depositary may at any time (i) resign by written notice of its election so to resign delivered to the Company, such resignation to take effect upon the appointment of a successor Depositary and its acceptance of such appointment, or (ii) be removed by the Company, such removal to take effect upon the appointment of a successor Depositary and its acceptance of such appointment.

                 17. Termination of Deposit Agreement. The Deposit Agreement may be terminated by the Company or the Depositary upon or after the occurrence of any of the following events: (i) there shall have been made a final distribution in respect of the Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Receipts; or (ii) each share of Stock shall have been converted into shares of Common Stock.

                 18. Governing Law. THIS RECEIPT AND THE DEPOSIT AGREEMENT AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REFERENCE TO APPLICABLE CONFLICTS OF LAW PROVISIONS).

                              NOTICE OF CONVERSION

                 The undersigned hereby irrevocably exercises the option to convert this Receipt or a portion hereof below designated into shares of Common Stock of Brooks Fiber Properties, Inc. in accordance with the terms of the Certificate referred to in this Receipt, and directs the Depositary to instruct the Company that the shares of Common Stock issuable and deliverable upon the conversion, together with any check in payment of accrued and unpaid dividends or in lieu of fractional shares, and any Receipts representing any unconverted Depositary Shares be issued and delivered to the undersigned unless, in the case of such shares of Common Stock or Receipts, a different name has been indicated below. If shares of Common Stock or Receipts are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.


Dated:___________________________                   ___________________________
                                                    Signature of Holder (must
                                                    conform in all respects to
                                                    the name of the Holder
                                                    appearing on the face
                                                    hereof.)


                                                    Signature Guaranteed By:


Number of Depositary Shares to be                   ___________________________
Converted

___________________________

Fill in for registration of shares of Common Stock and/or Receipts if to be issued otherwise than to Holder.



______________________________                Social Security or Other Taxpayer
         (Name)                               Identifying Number

______________________________                ______________________________
         (Address)

______________________________
Please print name and address
(including zip code number)